                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549

                                     FORM 8
                      AMENDMENT AND SUPPLEMENT TO FORM 8-K
                            (Dated August 11, 1996)

                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                October 8, 1996

                         Commission File Number: 0-9969



                            CENTURY INDUSTRIES, INC.
     ----------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



        District of Columbia                             54-1100941
     ----------------------------------------------------------------------
     (State or other jurisdiction of                   (I.R.S. Employer
    incorporation of organization)                     Identification No.)



        45034 Underwood Lane
            Sterling, Va.                                 20166
        (Mail) P.O. Box 319
            Sterling, Va.                                 20167
     -----------------------------------------------------------------------
(Address of principal executive offices)                (Zip Code)

      Registrant's telephone number, including area code: (703) 471-7606.


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 of 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                            Yes   X        No
                                -----         -----
                            Yes   X        No
                                -----         -----

The undersigned Registrant hereby supplements its Form 8-K dated August 11, 1996, pursuant to Item 210.3-05 of Regulation S-X.

Item 5. Other Events.

USIB's auditors have advised Registrant's management that the USIB June 30, 1996 financial statements will be restated, resulting in the changes to the Registrant's consolidated restated financial statements outlined below:

     (a) The USIB professional fees of $477,205 will be capitalized as development expense, amortized over a five year period. This will result in the following restated changes to the Registrant's financials:

               (i) Negative consolidated earnings of $($353,401) will be
                   adjusted by $437,438, resulting in restated consolidated earnings of $84,037 at June 30, 1996.

              (ii) Negative consolidated retained earnings in the amount of
                   ($771,624) will be adjusted by $437,438, resulting in restated consolidated retained earnings of ($334,186).

             (iii) Additional paid in capital in the amount of $735,800 will be adjusted by $920,000, resulting in restated additional paid-in capital of $1,655,800. The adjustment is the result of the "minority interest preferred stock of subsidiary" being reclassified as additional paid-in capital and included in the Stockholders Equity section of the balance sheet.

              (iv) Negative Stockholders equity  in the amount of ($32,548)
                   will be adjusted by $437,438 and $920,000, resulting in restated Stockholders Equity of $1,324,890.

     (b) The DCP investment of $700,000, and the cash on hand of approximately $500,000, will result in the Registrant's capital increasing to approximately $2,524,890 at September 30, 1996.

ITEM 7. Financial Statements and Exhibits. (Amended to include the information required by Item 210.3-05 of Regulation S-X. The Registrant has always attempted to express its financial statements in accordance with Regulation S-X, although regulation SB would be permitted, in order to adhere, as a matter of practice, to the more stringent standards in contemplation of future corporate expansion.)

     Century Industries, Inc. filed an 8-K on August 11, 1996, regarding the Agreement between U.S. Insurance Brokers, Inc. (USIB), a District of Columbia corporation and a wholly owned subsidiary of the Registrant, to acquire, pursuant to Phase I, forty nine percent (49%) of DC Partners, Ltd. (DCP), a New Jersey corporation, for $700,000 in cash, to be purchased directly from DCP's authorized but unissued share capital. At the time of the 8-K, the Registrant's USIB subsidiary had paid $300,000 for 21% of DCP's equity, and had until November 30, 1996 to pay the $400,000 balance of the 49%, in order to preserve its right to purchase the balance of 51% of DCP by June 30, 1997, for $3,000,000 cash and 750,000 shares of the Registrant's common stock.

     This 49% Phase I cash purchase has been completed as of 9-25-96, as a 3rd quarter 1996 event. Additionally, USIB has set aside an additional $500,000 towards the 51% Phase II purchase. While the Acquisition/Merger Agreement provides for USIB and the Registrant as USIB's parent company, in Phase II, to acquire and merge the final 51% of DCP into USIB for an additional $3,000,000 cash and 750,000 shares of registrant's common voting shares, Phase II has not yet been completed at the date of this Form 8 filing.

     Accordingly, based upon the Registrant's analysis of Section 210.3-05 of Regulation S-X, DCP is not as yet a significant subsidiary of the Registrant, nor has a business combination yet occurred. Management cannot predict with total certainty that a subsequent pooling of interests will take place, nor does the 49% purchase constitute the purchase of a significant subsidiary, as USIB has only acquired 4.9% of DCP's voting rights at the 9-25-96 date.

     USIB's investment in DCP is therefore treated at this date as an acquisition of a minority (less than 50% owned) subsidiary, without treating the Registrant's investment in DCP as an acquisition of sufficient voting control or capability to consolidate a sufficient interest in DCP pursuant to a pooling of interests.

     At this date, the $700,000 cash invested in DCP by USIB will comprise approximately 21% of the Registrant's own consolidated assets, but if DCP were consolidated with the registrant, the $700,000 would comprise approximately 11% of the Registrant's assets, as DCP has $3,578,253 in total assets at 7-30-96.

     DCP was not formed in New jersey until 1996, having acquired 100% of Scibal Associates, Inc. (New Jersey) in 1996, its predecessor. Scibal Associates, Inc. is therefore the predecessor of DCP. The Scibal Associates, Inc. fiscal year end 9-30-95 audited balance sheet is attached, as well as its reviewed income statement, cash flows report, and footnotes.

     Management is filing the attached audited balance sheet and reviewed attachments acting in accordance with its interpretation of the S.E.C. Staff Opinion refining the application of Regulation S-X, section 2.3-05, as contained in the question and answer section, #49, of regulation D, Rules Governing the Limited Offer and Sale of Securities Without Registration under the Securities Act of 1933, published as SEC 1972-A (8-94) footnoting a no action letter (See Re: Walnut Valley Special Cable TV Fund, May 23, 1982).

     In 1996, DCP will be audited on a calendar year end basis, in consolidation with its predecessor, consistent with the Registrant's calendar year end.

     The DCP unaudited financials at June 30, 1996 and for the 1996 year to date were contained in the footnotes to Registrant's 6-30-96 2nd Quarter 10-QSB. The DCP unaudited financials for the 3rd Quarter and year to date will also be included as part of the Registrant's 3rd Quarter financial statement footnotes. USIB's investment of $700,000 cash will be carried on the

Registrant's balance sheet in consolidation with USIB as an equity line investment item.

     When and if the Registrant completes Phase II of the Acquisition, a new 8-K will be filed, which will include the fully audited DCP financials, pro forma information, and their impact on the Registrant in consolidation with the Registrant.

     Consistent with the pro forma projections required by section 310.3 (d) of the SB regulations, and 210.11-02 of the S-X Regulations, the Registrant is including herein DCP's 3 year go forward income projections for the years 1997, 1998, and 1999, in the spirit of attempted compliance with those sections. They are illustrated in the following table:

Revenues                               1997          1998         1999
--------                               ----          ----         ----
Claims handling services          $ 12,092,607    14,003,520   18,264,772

Direct Costs:
------------
Adjuster salaries & benefits         3,484,633     3,452,527    3,555,135
TPA fees                             2,286,072     3,478,272    6,471,602
Communications                         255,000       255,000      255,000
                                     ---------     ---------   ----------
   Total Direct Costs                6,025,705     7,185,799   10,281,737

Gross Profit                         6,066,901     6,817,720    7,983,035
  % of Sales                            50.17%        48.69%       43.71%

Indirect Costs:
--------------

SG&A Salaries & benefits             2,353,684     2,312,605    2,407,440
Other SG&A                           2,910,404     3,090,487    3,576,903
                                     ---------     ---------    ---------
   Total SG&A                        5,264,088     5,403,092    5,984,342
Operating Income                       802,813     1,414,628    1,998,692
Non operating revenue (expense)        (75,392)      (43,406)     (24,612)
Net income before taxes                727,421     1,371,223    1,974,080
                                     =========     =========    =========
   % of Sales                            6.02%         9.79%       10.81%

     DCP also reports at July 30, 1996, operating figures for the 7 months ended July 30, 1996 as follows:

Revenues                            $  6,736,226
Direct costs                           2,349,558
                                       ---------

Gross profit                           4,386,668
Selling, general & administrative      3,895,332
                                       ---------
Operating income                         491,336
Non operating revenue (expense)         (113,206)
Net income                               378,130
                                         =======

The Registrant and USIB's management are in active negotiations to acquire the balance of the 51% of DCP for cash and a promissory note, as a leveraged buyout. The control shareholders of DCP and the Registrant's management are in the process of drafting the closing documents with a view towards closing, providing management and the DCP shareholders can reach agreement on the amount of cash and debt required to amend the payment term of the original acquisition/merger agreement.

The Registrant's capital now exceeds $2,000,000, by virtue of having invested the $700,000 in cash in DCP at cost, and having over $500,000 consolidated cash and liquid investment grade securities on hand at the date of this filing. (See
Item 5 above.)


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            Century Industries, Inc.


October 11, 1996
                            ----------------------------------------------
                            Ted L. Schwartzbeck, Executive Vice President,
                                and Chief Executive Officer

                    SCIBAL ASSOCIATES, INC. AND SUBSIDIARY
                        CONSOLIDATED FINANCIAL STATEMENT
                               SEPTEMBER 30, 1995





                    Cohen, Friedman, Dorman, Spector and Co.
           A PROFESSIONAL ASSOCIATION - CERTIFIED PUBLIC ACCOUNTANTS

                   SCIBAL ASSOCIATES, INC. AND SUBSIDIARY
                            FINANCIAL STATEMENTS




                                   I N D E X

                                                                                        PAGE

Independent Auditors' Report                                                             1

Financial Statements

  Consolidated Balance Sheet                                                             2

  Consolidated Statement of Operations and Retained Earnings                             3

  Consolidated Statement of Cash Flows                                                   4

  Notes to Financial Statements                                                        5 - 10


                    Cohen, Friedman, Dorman, Spector and Co.
           A PROFESSIONAL ASSOCIATION - CERTIFIED PUBLIC ACCOUNTANTS

              [COHEN, FRIEDMAN, DORMAN, SPECTOR & CO. LETTERHEAD]


                          INDEPENDENT AUDITORS' REPORT


To the Stockholders
Scibal Associates, Inc. and Subsidiary
Route 9 and Mays Landing Road
Somers Point, New Jersey


We have audited the accompanying consolidated balance sheet of Scibal Associates, Inc. and Subsidiary (a New Jersey corporation) as of September 30, 1995. The financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

Except as discussed in the following paragraphs, we conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

We were unable to apply procedures to determine whether the imprest cash balances and the related liabilities discussed in Note 10 reflected a complete and accurate accounting. Therefore, the scope of our work was not sufficient to enable us to express, and we do not express, an opinion on the imprest cash balances and the related liabilities.

In our opinion, except as discussed in the preceding paragraphs, the balance sheet referred to in the first paragraph presents fairly, in all material respects, the financial position of Scibal Associates, Inc. and Subsidiary as of September 30, 1995, in conformity with generally accepted accounting principles.



                                    /s/ COHEN, FRIEDMAN, DORMAN & SPECTOR
                                    --------------------------------------
                                    COHEN, FRIEDMAN, DORMAN, SPECTOR & CO.
                                    Certified Public Accountants


Union, New Jersey
September 25, 1996


                                                                              1.

                           SCIBAL ASSOCIATES, INC.
                          CONSOLIDATED BALANCE SHEET
                              SEPTEMBER 30, 1995

                                  ASSETS
                                  ------
CURRENT ASSETS
  Cash                                                  $   95,585
  Accounts receivable                                      525,278
  Work in process                                          195,350
  Prepaid expenses                                          10,147
  Current portion of mortgage receivable                     1,165
                                                       -----------

  Total Current Assets                                                         $  827,525

PROPERTY AND EQUIPMENT
  Land and building                                        404,638
  Furniture and equipment                                  753,811
  Vehicles                                                  66,051
                                                       -----------
                                                         1,224,500
  Less: Accumulated depreciation                          (419,458)
                                                       -----------

                                                                                  805,042

OTHER ASSETS
  Investments                                              168,182
  Due from related parties                                 118,373
  Due from stockholders                                    174,220
  Mortgage receivable, less current portion                127,701
  Security deposits                                         34,488
  Deferred tax asset                                       147,000
                                                                                  769,964
                                                                               ----------

                                                                               $2,402,531
                                                                               ==========

                  LIABILITIES AND STOCKHOLDERS' EQUITY
                  ------------------------------------

CURRENT LIABILITIES
  Line of credit                                       $   493,000
  Current portion of long term debt                          8,856
  Accounts payable                                         459,292
  Accrued liabilities                                      528,111
                                                       -----------

                                                                               $1,489,259
LONG TERM DEBT
  Notes payable, less current portion                                             239,675

COMMITMENTS

STOCKHOLDERS' EQUITY
  Common stock, 95 shares authorized,
   issued and outstanding                                      950
  Additional paid in capital                                99,168
  Retained earnings                                        573,479
                                                       -----------
                                                                                  673,597
                                                                               ----------

                                                                               $2,402,531
                                                                               ==========

See auditors' report and notes to financial statements.
                                                                              2.

                    Cohen, Friedman, Dorman, Spector and Co.
           A PROFESSIONAL ASSOCIATION - CERTIFIED PUBLIC ACCOUNTANTS

                            SCIBAL ASSOCIATES, INC.
           CONSOLIDATED STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1995





REVENUES                                                                           $10,253,410

COST OF SERVICES PROVIDED                                        $5,127,634

OPERATING EXPENSES                                                5,000,650
                                                               ------------
                                                                                    10,128,284
                                                                                   -----------

INCOME FROM OPERATIONS                                                                 125,126

OTHER INCOME (EXPENSE)                                                                (216,598)
                                                                                   -----------

LOSS BEFORE PROVISION FOR INCOME TAXES                                                 (91,472)

PROVISION FOR INCOME TAXES                                                              16,700
                                                                                   -----------

NET LOSS                                                                              (108,172)

RETAINED EARNINGS - BEGINNING OF YEAR                             $ 969,574

PRIOR PERIOD ADJUSTMENT                                            (287,923)
                                                                  ---------

RETAINED EARNINGS - BEGINNING OF YEAR
 AS ADJUSTED                                                                           681,651
                                                                                   -----------

RETAINED EARNINGS - END OF YEAR                                                    $   573,479
                                                                                   ===========


See auditors' report and notes to financial statements.

                                                                              3.

                  Cohen, Friedman, Dorman, Spector and Co.
          A PROFESSIONAL ASSOCIATION - CERTIFIED PUBLIC ACCOUNTANTS

                            SCIBAL ASSOCIATES, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1995




Net loss                                                                       $(108,172)

Adjustment to Reconcile Net Loss to Net Cash
  Used in Operations:
    Depreciation and amortization                       $ 107,578
    Decrease in deferred tax asset                         16,700
    Loss on sale of fixed assets                           48,694
    Decrease in accounts receivable                       195,250
    Increase in work in process                          (116,377)
    Increase in prepaid expenses                           (3,496)
    Decrease in security deposits                           9,142
    Decrease in accounts payable                         (301,505)
    Increase in accrued liabilities                        25,685
                                                        ---------

         Total adjustments                                                       (18,329)
                                                                              ----------

       Net Cash Used in Operations                                              (126,501)

INVESTING ACTIVITIES
  Decrease in investments                                 186,577
  Decrease in mortgage receivable                             551
  Proceeds from sale of property and equipment            271,600
  Additions to property and equipment                    (217,042)
                                                        ---------

       Net Cash Provided by Investing Activities                                 241,686

FINANCING ACTIVITIES
  Net increase in line of credit                          343,000
  Payments on notes payable                              (251,612)
  Increase in due from stockholders                      (130,021)
  Decrease in due from related parties                     19,033
                                                        ---------

       Net Cash Used in Financing Activities                                     (19,600)
                                                                              ----------

NET INCREASE IN CASH                                                              95,585

CASH - BEGINNING OF YEAR                                                             -
                                                                              ----------

CASH - END OF YEAR                                                             $  95,585
                                                                               =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

       Cash paid for taxes                                                     $     -
                                                                               =========
       Cash paid for interest                                                  $  58,365
                                                                               =========





See auditors' report and notes to financial statements.

                                                                             4.

                  Cohen, Friedman, Dorman, Spector and Co.
          A PROFESSIONAL ASSOCIATION - CERTIFIED PUBLIC ACCOUNTANTS

                            SCIBAL ASSOCIATES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1995


NOTE 1.    SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

           THE COMPANY
           The Company operates as a third party claims administrator processing a wide range of claim types including medical, workers compensation, general liability, product liability, professional malpractice and other insurance claims for its clients throughout the United States.

           PRINCIPLES OF CONSOLIDATION
           The accompanying consolidated financial statements include the accounts of the Company and its subsidiary after elimination of all significant intercompany transactions.

           CASH FLOWS
           The Company generally considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents for purposes of the statements of cash flows.

           ACCOUNTS RECEIVABLE
           The Company has elected to use the direct write-off method of accounting for bad debts and, accordingly, an allowance for doubtful accounts has not been recorded. The difference between the two methods has been deemed immaterial.

           INCOME TAXES
           The Company accounts for certain income and expense items differently for financial reporting and income tax purposes. Provisions for deferred taxes are made in recognition of these temporary differences. The most significant difference results from the net operating loss.

           PROPERTY AND DEPRECIATION
           The Company depreciates the cost of property and equipment over the estimated useful lives of the related assets. The estimated useful lives and depreciation methods for the principal property and equipment classifications are as follows:

                                          ESTIMATED
               CLASSIFICATION            USEFUL LIVES              METHOD
               --------------            ------------              ------
           Furniture and fixtures            7 Years        Double-declining balance
           Data processing equipment       5-7 Years        Straight-line, double
                                                            declining balance
           Automobiles                     3-5 Years        Straight-line
           Building and improvements        27 Years        Straight-line

           Maintenance and repairs are charged to expense as incurred. Renewals and betterments are capitalized.





                                                                              5.

                    Cohen, Friedman, Dorman, Spector and Co.
           A PROFESSIONAL ASSOCIATION - CERTIFIED PUBLIC ACCOUNTANTS

                            SCIBAL ASSOCIATES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1995



NOTE 1.    SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)

           REVENUE RECOGNITION
           Scibal Associates contracts with its clients to process various types of casualty claims. Generally, the contracts provide that for an agreed upon annual fee, Scibal will administer up to a specified number of claims. Scibal recognizes this revenue on a pro rata basis throughout the billing year. If fewer than the estimated number of claims are administered, Scibal is entitled to the full amount of the billing. In the event more claims than estimated are administered, the client will be billed on a predetermined amount per file, per file type, per state basis. Additionally, if a file remains open for more than two years, Scibal is entitled to an additional billing for the file on a one-time basis. Both of these situations are captured in "overage billings" from an analysis of Work in Process. This analysis compares the total number of files processed in a completed contract year with the total contracted files to determine if an overage billing is appropriate.

           MAJOR CUSTOMER
           The Company derived approximately 18% of its total revenues for the year ended September 30, 1995, from one customer.

NOTE 2.    RETIREMENT PLAN
           The Company has in effect a 401K plan covering substantially all eligible employees. For the year ended September 30, 1995, the Company elected not to match payment of certain "before tax contributions" made by employees.

NOTE 3.    INCOME TAXES

           At September 30, 1995, the Company had available to it approximately $360,000 of net operating loss carryforwards.

           The provisions for income taxes consist of the following:

           Currently payable               $   -
           Current deferred                    -
           Noncurrent deferred               16,700
                                           --------

                                           $ 16,700
                                           ========

           Effective October 1, 1994, the Company adopted FAS No. 109, "Accounting for Income Taxes," which changed the manner of accounting for income taxes.

           Deferred income taxes consisted of the following at September 30, 1995:

           Deferred tax asset due to net
             operating loss carryforward                     $147,000
                                                             ========


                                                                              6.

                    Cohen, Friedman, Dorman, Spector and Co.
           A PROFESSIONAL ASSOCIATION - CERTIFIED PUBLIC ACCOUNTANTS

                            SCIBAL ASSOCIATES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1995



NOTE 4.    MORTGAGE RECEIVABLE

           Mortgage receivable due in 59 equal monthly
           payments of $1,056 including interest at 9%
           with a balloon payment due in September 1997
           and secured by the related property                    $128,866

           Less: Current portion                                     1,165
                                                                  --------

           Non-current                                            $127,701
                                                                  ========

           Subsequent to the balance sheet date this mortgage receivable was paid off.

NOTE 5.    INVESTMENTS

           The Company has interests in certain long term investments. These investments are carried at cost. As of September 30, 1995, the Company is attempting to liquidate these investments.

NOTE 6.    RELATED PARTIES

           The Company has non-interest bearing unsecured loans with various related parties. As of September 30, 1995, the Company is negotiating specific repayment terms with all related parties.


NOTE 7.    DUE FROM STOCKHOLDERS

           Included in due from stockholders at September 30, 1995, is $86,437 due from a minority stockholder. This amount is interest bearing and is secured by the stockholder's five shares of Scibal Associates, Inc. stock. All other amounts due from stockholders are unsecured and non-interest bearing.

NOTE 8.    LINE OF CREDIT

           The Company maintains a $500,000 credit line with a bank in order to meet seasonal working capital requirements and other financing needs as they arise. At September 30, 1995, short term borrowings on this line totaled $493,000 which is due on demand with interest at prime (8.75 % at September 30, 1995).

           Subsequent to the balance sheet date, the Company has entered into a financing arrangement with a new bank to restructure their existing debt and obtain additional financing for future growth. The total amount of the facility is $950,000.


                                                                              7.



                    Cohen, Friedman, Dorman, Spector and Co.
           A PROFESSIONAL ASSOCIATION - CERTIFIED PUBLIC ACCOUNTANTS

                            SCIBAL ASSOCIATES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1995





NOTE 9.    NOTES PAYABLE

           Mortgage payable bank, due in equal monthly
           payments of $1,124 including interest at
           10.13%. Secured by related property and
           maturing February, 2020                                  $ 122,388

           Mortgage payable bank, due in equal monthly
           Payments of $637 plus interest at 10%.
           Secured by related property and maturing
           March 2012                                                 126,143
                                                                    ---------
                                                                      248,531
           Less: Current portion                                        8,856
                                                                    ---------

            Non-current portion                                     $ 239,675
                                                                    =========

           Future minimum payments on these notes are as follows:

                 1996                                               $   8,856
                 1997                                                   8,964
                 1998                                                   9,126
                 1999                                                   9,283
                 2000  and thereafter                                 212,282
                                                                    ---------

                                                                    $ 248,531
                                                                    =========

           Subsequent to the balance sheet date, these mortgage payables were paid off as the related proprerties were sold.

NOTE 10.   COMMITMENTS AND CONTINGENCIES

           GUARANTEE
           In September, 1995 the Company entered into an agreement with a minority stockholder of the company to purchase the four shares held by that stockholder for a total of $48,000. This amount has been guaranteed by the Company. Subsequent to the balance sheet date, this Treasury Stock transaction has been paid off.

           COMPUTER LEASE
           In November 1986, the Company entered into a lease agreement with XL/Datacomp (XLD), a computer consultant, for certain computer equipment. At various times from November 1986 through March, 1994 additions and other changes were made to the equipment and lease. Under the current terms of the lease, as of March, 1994, the company is obligated to pay $14,215 per month for a sixty month term commencing in March of 1994.





                                                                              8.

                    Cohen, Friedman, Dorman, Spector and Co.
           A PROFESSIONAL ASSOCIATION - CERTIFIED PUBLIC ACCOUNTANTS

                            SCIBAL ASSOCIATES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1995


NOTE 10.   COMMITMENTS AND CONTINGENCIES (CONTINUED)

           COMPUTER LEASE (CONTINUED)
           On August 17, 1995, the company filed suit in the Superior Court of New Jersey against XL/Datacomp (XLD) and its assignees maintaining that XLD knowingly leased them obsolete, substandard equipment which XLD knew to be inadequate for the company's needs. In addition, the company claims that XLD has knowingly and substantially overcharged for this equipment. The company is seeking to recover damages and costs related to this lease and to be relieved of any future obligations under this lease. As of the date of these financial statements, corporate counsel is not able to express an opinion as to the possible outcome of the suit

           BUILDING LEASES
           The company and its subsidiary lease office space under various operating leases expiring from June 1996 through January 2001.

           Future minimum payments under these leases are as follows:

                 1996                                      $  337,440
                 1997                                         314,275
                 1998                                         231,314
                 1999                                         197,420
                 2000 and thereafter                          263,227
                                                           ----------

                                                           $1,343,676
                                                           ==========

           SUBCONTRACT
           The Company contracts with other Third Party Administrators to process certain claims in other states. In states with an unknown, low volume of expected claims, these Associate offices are paid on a per-claim basis as incurred. For states with an expected high volume of claims, the Associate offices are paid a fixed monthly amount for up to the estimated number of claims to be processed annually.

           IMPREST FUNDS
           As a third party administrator, the Company's clients deposit funds with the Company to administer the client claims. The Company places these funds in various cash accounts set up solely for the purpose of paying that client's claims. The Company reconciles these cash accounts on an ongoing basis. For the year ended September 30, 1995, approximately one-third of one percent (.3%) of the $70 million which flowed through these accounts was attributable to unresolved reconciliation differences. As of September 30, 1995 there was approximately $4,500,000 on hand in these imprest accounts.





                                                                              9.

                    Cohen, Friedman, Dorman, Spector and Co.
           A PROFESSIONAL ASSOCIATION - CERTIFIED PUBLIC ACCOUNTANTS

                            SCIBAL ASSOCIATES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1995




NOTE 12.   SUBSEQUENT EVENTS

           MORTGAGE RECEIVABLE - In February 1996, the mortgage receivable of $128,866 was sold at a discount for a net amount of $109,780.

           LAND, BUILDING AND RELATED MORTGAGES PAYABLE - In December 1995, the Company sold its interest in real property located in Pennsylvania for $123,000. In May 1996, the Company sold its interest in land and building located in Wildwood, New Jersey for $196,000.

           As described in Note 9, the related mortgages payable were paid off when these assets were sold.

           PLAN OF REORGANIZATION - As part of a plan of reorganization and capitalization dated June 30, 1996, the controlling shareholder of the Company tendered his shares to D.C. Partners Ltd., Inc. in return for equity. Subsequent to that transaction D.C. Partners Ltd., Inc. infused $700,000 in equity cash to the Company.

           Concurrent with this transaction, D.C. Partners Ltd., Inc. will surrender 49 percent of its common equity, representing 4.9 percent of the voting shares to US Insurance Brokers, Inc. ("USIB"), a wholly owned subsidiary of Century Industries, Inc.

           Pursuant to the terms of the reorganization, once these transactions are completed DC Partners Ltd., Inc. will be merged into "USIB" and "USIB" will be the surviving company.





                                                                             10.

                   Cohen, Friedman, Dorman, Spector and Co.
           A PROFESSIONAL ASSOCIATION - CERTIFIED PUBLIC ACCOUNTANTS